UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 26, 2009
Date of Report (date of earliest event reported):
Capital Crossing Preferred Corporation
(Exact Name of Registrant as Specified in its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)

1271 Avenue of the Americas 46th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
(646) 333-8809
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 5, 2009, Capital Crossing Preferred Corporation (the “Company”) and Lehman Brothers Bank, FSB (“Lehman Bank”), entered into an Asset Exchange Agreement (the “Agreement”) pursuant to which the Company will transfer 220 loans secured primarily by commercial real estate and multifamily residential real estate (together, the “Loans”) to Lehman Bank in exchange for 205 loans secured primarily by residential real estate (the “Bank Loans,” and the exchange of Loans for Bank Loans, the “Exchange”). The Loans represent substantially all of the Company’s assets, excluding cash and interest bearing deposits, as of December 31, 2008. The Exchange is subject to certain conditions to closing and, while there can be no assurances that such conditions will be satisfied, if such conditions are satisfied, the Exchange is expected to be consummated on or after February 13, 2009.
As of December 31, 2008, the aggregate outstanding principal balance of the Loans was approximately $61.2 million and the net investment balance of the Loans was approximately $53 million. Management estimates that the Loans had a market value of approximately $38.8 million as of December 31, 2008. The weighted average interest rate of the Loans was approximately 5.04% per annum and the weighted average maturity of the Loans was approximately 12 years, each as of December 31, 2008. As of December 31, 2008, the aggregate outstanding principal balance of the Bank Loans was approximately $72.0 million. Management estimates that the Bank Loans had a market value of approximately $50.8 million as of December 31, 2008. The weighted average interest rate of the Bank Loans was approximately 5.08% per annum and the weighted average maturity of the Bank Loans was approximately 25.3 years, each as of December 31, 2008. As of December 31, 2008, payments with respect to less than 1% of the Bank Loans were more than 30 days in arrears. In proposing the Exchange to Lehman Bank, in its capacity as the holder of all of the outstanding common stock of the Company, the Board of Directors of the Company considered management’s estimate that the Loans had a market value of approximately $38.8 million and that the Bank Loans had a market value of approximately $50.8 million, each as of December 31, 2008, based on an internal management analysis and the report of a third-party valuation firm experienced in the valuation of similar loans. Management’s estimates of the market values of the Loans and the Bank Loans are estimates based on assumptions and judgments that are subjective in nature and are therefore inherently uncertain and imprecise. There can be no assurance that such estimates will not differ, potentially materially, from the actual value of the Loans or the Bank Loans.
Item 7.01. Regulation FD Disclosure.
On January 26, 2009, the Office of Thrift Supervision (the “OTS”) entered an Order to Cease and Desist (the “Order”) against Lehman Bank. The Order, among other things, required Lehman Bank to file various privileged prospective operating plans with the OTS to manage the liquidity and operations of Lehman Bank going forward, including a strategic plan (the “Plan”) to be activated whenever Lehman Bank’s capital ratios are less than specified levels. The Plan must set out the actions necessary for Lehman Bank to achieve either a (i) merger with or acquisition by another entity, or such other transaction as the OTS may approve or (ii) voluntary dissolution. The Order requires Lehman Bank to ensure that each of its subsidiaries, including the Company, complies with the Order, including the operating restrictions contained in the Order, which, among other things, restrict transactions with affiliates, contracts outside the ordinary course of business and changes in senior executive officers, board members or their employment arrangements without prior written notice to the OTS. More detailed information can be found in the Order itself, a copy of which is available on the OTS’s website.
On February 4, 2009, the OTS issued a Prompt Corrective Action Directive (the “Directive”) notifying Lehman Bank that it was “significantly undercapitalized” and requiring Lehman Bank to, among other things, submit to the OTS an acceptable capital restoration plan no later than February 13, 2009. More detailed information can be found in the Directive itself, a copy of which is available on the OTS’s website.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: February 9, 2009	By:	/s/ Lana Franks
Lana Franks
President

Forward Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including, without limitation, any estimates. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements should not be unduly relied upon because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. Such risks, uncertainties, and other factors include, but are not limited to, (i) the risk that the conditions to closing contained in the Agreement will not be satisfied and the Exchange will not be consummated, (ii) the risk that market conditions may cause the values of the Loans and the Bank Loans to change from the estimates contained in this Form 8-K, (iii) the risk that borrowers may default on the Bank Loans at a rate higher than the default rate on December 31, 2008, (iv) the risk that a decline, or a perceived decline, in Lehman Bank’s capital situation may result in the Company’s 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (the “Series D Preferred Stock”), being subject to an automatic exchange into preferred shares of Lehman Bank, (v) the risk that regulatory authorities may limit the ability of the Company to implement its business plan and may restrict its ability to pay dividends, (vi) the risk that regulatory authorities may impose further limits on the business of Lehman Bank that are applicable to the Company, (vii) the risk that Lehman Bank’s capital ratios may fall below certain specified levels and that Lehman Bank may be forced to merge with or be acquired by another entity or begin voluntary dissolution, (viii) the risk that the Series D Preferred Stock will in the future be delisted from The NASDAQ Stock Market or will otherwise cease to trade on The NASDAQ Stock Market, (ix) the risk that the Series D Preferred Stock may not otherwise retain value and/or liquidity, (x) the risk that the Company may not have adequate cash available to continue to pay dividends with respect to the Series D Preferred Stock and (xi) risks relating to the Company’s business presented in its filings with the Securities and Exchange Commission. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements that are expressed or implied by the forward-looking statements.